UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2026

LVPAI GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)

Nevada	033-20966	76-0251547
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

On July 28, 2026, Lvpai Group Co., Limited (“LVPA”) entered into a Non-Binding Letter of Intent (the “LOI”) in which the Company would acquire all of the issued and outstanding securities of Shanghai Yihang Network Technology Co., Ltd., a Shanghai China Company (“Yihang”).

The LOI contemplates the acquisition of Yihang, by LVPA. Yihang is a leading domestic digital operator for smart airports. The Company independently developed the “Travel U” intelligent terminal, a core entry-level product for airport digital services that redefines industry service standards and operational norms for smart waiting lounge scenarios. Leveraging the high-traffic potential of its airport media platform, the Company builds an aviation travel traffic ecosystem centered on big data technology. It continuously delivers digital solutions targeting the aviation travel consumption market, empowering full-chain upgrades of airport commerce, passenger services and brand marketing.The LOI was entered into following arm’s length negotiations.

The LOI proposes that LVPA would acquire 100% of the issued and outstanding stock of Yihang in exchange for the newly-issued common stock by LVPA to the shareholders of Yihang. The exact number of shares of common stock to be issued shall be determined based on the valuation of Yihang as set forth in a third‑party appraisal report to be prepared by an independent valuation firm after completion of due diligence, and such number shall be calculated in accordance with a formula to be mutually agreed upon in the definitive agreement. The parties acknowledge that the final consideration is subject to such appraisal and will be finalized upon execution of the definitive agreement.

Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction and employment agreements, satisfaction of the conditions negotiated therein and approval of the transaction by LVPA’s board of directors, and all applicable state and federa law. No assurance can be given that the parties will be able to negotiate and execute a definitive agreement or that the transactions herein contemplated will close. LVPA will file notice of such agreement with the Securities and Exchange Commission on form 8-K when and if any such agreement is reached.

Statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Directors Resolutions, dated July 28, 2026
99.2	Letter of Intent, dated July 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2026

Lvpai Group Limited

/s/ Zhao Ling
By:	Zhao Ling
Title:	CEO

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